UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 18, 2009

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SYMYX TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27765	77-0397908
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1263 East Arques Avenue		94085
Sunnyvale, California		(Zip Code)
(Address of principal executive offices)

(408) 764-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2009, the Compensation Committee of the Board of Directors of Symyx Technologies, Inc., pursuant to authority delegated to the Compensation Committee by the Board of Directors, approved the payment of 2008 executive cash bonus awards for the following executive officers of Symyx Technologies in the amounts set forth below:

Name	2008 Bonus Amounts	2008/2009 Target Bonus (as percentage of base salary)	2008/2009 Salary
Isy Goldwasser	-0-	65%	$420,000
President & Chief Executive Officer

Rex S. Jackson	$128,700	65%	$330,000
Executive VP and Chief Financial Officer

Trevor Heritage	$141,728	65%	$300,000
President, Symyx Software

Richard Boehner	$70,200	65%	$300,000
President, Symyx High Productivity
Research

Charles D. Haley	$15,000	30%	$250,000
Senior VP and General Counsel

Rick Rosenthal	$46,872	30%	$260,000
Senior VP, Finance

The 2008 bonuses were not determined under the company’s 2007 Executive Annual Cash Incentive Plan (the “Plan”).  While the 2008 targets under the Plan were not met, the Compensation Committee determined it was appropriate to provide a discretionary bonus to recognize performance by individuals, with the bonus amounts being set as a percentage for each business unit and for the G&A function, ranging from 15% to 75% of the 2008 Plan target bonus amounts.

The Compensation Committee did not make any changes to the executive officers’ current salaries or target bonus percentages, which are also listed in the table above.  Actual 2009 bonuses payable under the Plan will be determined by company performance against target metrics under the Plan, which the Compensation Committee also established for 2009.  The target metrics are a combination of revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets, with an override which provides for higher bonus eligibility at or above certain EBITDA levels, irrespective of revenue.

A copy of the Plan is filed as Exhibit 10.22 to the company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC.

Date: February 24, 2009	By:	/s/ Rex S. Jackson
Rex S. Jackson
Executive Vice President and
Chief Financial Officer